Exhibit 10.8

August 12, 2020

Sunny Lee Ryan

Dear Sunny:

I am pleased to offer you employment with Biomea Fusion LLC (the “Company”). The purpose of this letter is to set forth the terms of your proposed employment with the Company. If you indicate your agreement to the terms in this letter by signing the last page, this letter will constitute your employment agreement with the Company (the “Agreement”).

1.	Employment and Duties.

A. The Company will employ you as Senior Vice President effective as of September 1, 2020. Your position will be full-time, and you will devote your full time and effort to the business and affairs of the Company. You will report directly to CEO, Thomas Butler.

B. Your duties will be to maintain and manage Finance Department and perform such other duties as are given you by the Chief Executive Officer. You will perform the duties in good faith and to the best of your ability and will render all services which may be required of you in such position.

C. Your principal place of employment shall be the Company’s principal executive office located in Redwood City, California; provided that, you may be required to travel on Company business during your employment.

2.	Compensation.

A. Your initial base salary will be $250,000 per annum (“Base Salary”). Your Base Salary will be paid at periodic intervals, no less frequently than once per month, in accordance with the Company’s payroll practices. The Company will revisit all salaries at the next round of Financing* with the goal of paying market salaries to all employees. The Company, however, retains the sole discretion to set salaries and other compensation at levels it deems appropriate.

B. In addition to your base compensation, you may be eligible for an annual discretionary bonus award of 30% of your base salary, prorated based on your Start Date, in accordance with the Company’s Bonus Plan. The bonus is not guaranteed and whether to pay a bonus and the amount and the timing of the bonus payment is at the sole discretion of the Company.

Biomea Fusion LLC

926 B Emerson Street Palo Alto CA 94301

www.biomeahealth.com

C. The Company is currently developing an Option Plan for all employees (the “Option Plan”). In the event the Company establishes an Option Plan, the Company may choose in its discretion to grant you options to purchase units of the Company. Any such grant will be subject to the terms and conditions of the terms of the Option Plan and a written option agreement in a form set by the Option Plan in its sole discretion.

D. The Company will deduct and withhold, from any and all compensation paid to you in connection with your employment, any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

4.	Expense Reimbursement.

You will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by you in the performance of your duties hereunder, provided you furnish the Company with vouchers, receipts and other details of such expenses within thirty (30) days after they are incurred. You must obtain written permission of your immediate superior before incurring any expense in excess of $500 (five hundred dollars).

5.	Fringe Benefits.

A. You will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, and other employee benefit plans, which are made available to employees of the Company and for which you qualify.

B. You will accrue 15 paid vacation days in accordance with Company policy.

C. You will be entitled to 5 sick days in accordance with Company policy and accrue such sick days in accordance with such policy and applicable state or local law.

6.	Outside Employment and Competition During Employment Prohibited.

A. During your employment with the Company: (i) you will devote your full working time and effort to the performance of your duties; and (ii) except as approved in writing by the Company’s President and Chief Executive Officer, you will not directly or indirectly, whether for your own account or as an employee, consultant, or advisor, provide services to any business enterprise other than the Company. The Company consents to you providing consulting services to entities that do not compete with the Company whose identities are disclosed in writing in advance to the Company’s Chief Executive Officer. If, however, the Company’s Chief Executive Officer concludes in his or her sole discretion that your provision of such services interferes with your fulfillment of your duties, or creates a conflict of interest on your part, the Company reserves the right to require that you cease providing such services on thirty (30) days’ notice.

Biomea Fusion LLC

926 B Emerson Street Palo Alto CA 94301

www.biomeahealth.com

B. Notwithstanding the provisions of Section 6(A), you will have the right to perform such incidental services as are necessary in connection with (i) your private passive investments, (ii) your charitable or community activities, and (iii) your participation in trade or professional organizations, but only to the extent such incidental services do not interfere with the performance of your services.

7.	Proprietary Information/Intellectual Property.

Upon signing this Agreement, you will also sign and deliver to the Company the standard-form Proprietary Information and Inventions Assignment Agreement.

8.	Termination of Employment.

A. Your employment with the Company shall be at will. This means that either you or the Company may terminate your employment at any time, for any reason or no reason, without prior notice.

B. Upon termination of your employment for any reason, you agree that you shall be deemed to have resigned from all positions that you may hold as an officer or member of the Board of the Company or of any of its affiliates.

9.	Waiver of Jury Trial; Miscellaneous

A. WAIVER OF TRIAL BY JURY: The parties to this Agreement waive any right to a trial by jury with regard to all claims arising under or concerning this Agreement to ensure expeditious resolution of such claims.

B. This Agreement, for all purposes, shall be construed in accordance with, and governed by, the laws of California without regard to conflicts of laws principles. The exclusive venue for all disputes arising under or concerning this Agreement shall be the state and federal courts with jurisdiction over Santa Clara County, California.

C. Unless specifically provided herein, this Agreement contains all of the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

D. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in a writing that specifically states the amendments and modifications and is signed by you and the Chief Executive Officer of the Company.

Biomea Fusion LLC

926 B Emerson Street Palo Alto CA 94301

www.biomeahealth.com

E. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

F. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile, electronic, and .pdf signatures shall be considered original signatures for purposes of this Agreement.

Please indicate your acceptance of the foregoing provisions of this employment agreement by signing the enclosed copy of this agreement and returning it to the Company.

Very truly yours,

Biomea Fusion, LLC

By	/s/ Thomas Butler
Thomas Butler
Chief Executive Officer

ACCEPTED BY AND AGREED TO

Signature:	/s/ Sunny Lee Ryan

Print Name:	Sunny Lee Ryan

Dated:	August 12, 2020

*	Financing means any financing other than the initial Series A Financing in which equity of the Company is issued to purchasers

Biomea Fusion LLC

926 B Emerson Street Palo Alto CA 94301

www.biomeahealth.com